UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 4, 2008
Bio-Imaging Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11182	11-2872047

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)
Bio-Imaging Technologies, Inc.
826 Newtown-Yardley Road
Newtown, Pennsylvania 18940
(Address of Principal Executive Offices)
(267) 757-3000
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 4, 2008, Paula B. Stafford informed Bio-Imaging Technologies, Inc. (the “Company”) of her decision not to stand for re-election at the Company’s upcoming Annual Meeting of Stockholders (the “Annual Meeting”) and her decision to no longer be a member of the Compensation Committee, such term which would have commenced as of the date of the Annual Meeting currently scheduled for May 14, 2008. She will remain on the Company’s Board of Directors and be a member of the Compensation Committee until that time. There is no disagreement between Ms. Stafford and the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

17.1	Resignation Letter of Paula B. Stafford, dated April 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-IMAGING TECHNOLOGIES, INC.
Dated: April 7, 2008	By:	/s/ Mark L. Weinstein
		Name:	Mark L. Weinstein
		Title:	President and Chief Executive Officer